Exhibit 1.1

WELLTOWER INC.

$3,500,000,000

Shares of Common Stock

(par value $1.00 per share)

EQUITY DISTRIBUTION AGREEMENT

February 15, 2024

To the Forward Purchasers, Forward Sellers and Sales Agents listed on Annex I

Ladies and Gentlemen:

This Equity Distribution Agreement (this “Agreement”), dated February 15, 2024, is by and among Welltower Inc., a Delaware corporation (the “Company”), and Welltower OP LLC, a Delaware limited liability company (the “Operating Company”), on the one hand, and Bank of America, N.A., Bank of Montreal, The Bank of New York Mellon, Barclays Bank PLC, BNP Paribas, Citibank, N.A., Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank, and Wells Fargo Bank, National Association, each in its capacity as purchaser under any Forward Contract (as defined herein) (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), and BofA Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BOK Financial Securities, Inc., Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Loop Capital Markets LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., Synovus Securities, Inc., TD Securities (USA) LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, each in its capacity as agent for the Company in connection with the offer and sale of any Issuance Shares (as defined herein) hereunder (each, a “Sales Agent” and collectively, the “Sales Agents”) and (except in the case of BOK Financial Securities, Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., Loop Capital Markets LLC and Synovus Securities, Inc.) each in its capacity as agent for the related Forward Purchaser in connection with the offer and sale of any Forward Hedge Shares (as defined herein) hereunder (each, a “Forward Seller” and collectively, the “Forward Sellers”).

SECTION 1. Description of Securities

(a) Each of the Company and the Operating Company agrees that shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) with an aggregate Sales Price (as defined herein) of up to $3,500,000,000 (the “Maximum Amount”) may be offered and sold in the manner contemplated by this Agreement and upon the terms and subject to the conditions contained herein.

(b) Each Sales Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein.

(c) Each Forward Seller has been appointed by the Company and the related Forward Purchaser as its agent to sell the Forward Hedge Shares and agrees with the Company and such Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares to be borrowed by such Forward Purchaser (or its affiliate) upon the terms and subject to the conditions contained herein and in the related Master Forward Confirmation (as defined herein). For the avoidance of doubt, unless the context requires otherwise, references herein to the “relevant,” “applicable” or “related” Forward Purchaser mean, with respect to any Forward Seller the affiliate of such Forward Seller that is acting as a Forward Purchaser or, if applicable, such Forward Seller acting as a Forward Purchaser.

(d) The Shares shall have an aggregate Sales Price of up to the Maximum Amount.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the specified, fixed number of Forward Hedge Shares instructed to be sold by the applicable Forward Seller during such Forward Hedge Selling Period in connection with establishing its commercially reasonable hedge position in a commercially reasonable manner; provided, however, that if (x) such Forward Seller, in its commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Forward Hedge Shares to be borrowed and sold pursuant to this Agreement for a Forward Hedge Selling Period, or (y) in Forward Seller’s commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction (as such terms are defined in the related Master Forward Confirmation) with respect to all or any portion of such full number of Shares, the relevant Actual Sold Forward Amount shall be reduced to the number of Shares such Forward Seller is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction.

“Actual Sold Issuance Amount” means, for any Issuance Selling Period for any Issuance, the number of Issuance Shares that a Sales Agent has sold during such Issuance Selling Period.

“Affiliate” of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Basic Prospectus” has the meaning set forth in Section 2(a).

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Certificate Date” has the meaning set forth in Section 6(e).

“Claim” has the meaning set forth in Section 18.

“Closing” has the meaning set forth in Section 3(b).

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earlier to occur of (x) the date on which the Sales Agents and the Forward Sellers in the aggregate shall have sold the Maximum Amount pursuant to this Agreement or (y) the date this Agreement is terminated pursuant to Section 9.

“Common Stock” has the meaning set forth in Section 1(a).

“Company” has the meaning set forth in the introductory paragraph.

“Company Counsel” has the meaning set forth in set forth in Section 3(b)(iii).

“Confirmation Shares” means any shares of Common Stock to be issued, sold and/or delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Forward Contract.

“DGCL” means the Delaware General Corporations Law.

“DLLCA” means the Delaware Limited Liability Company Act.

“DWAC” has the meaning set forth in Section 3(d)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder collectively.

“FCPA” has the meaning set forth in Section 2(jj).

“FINRA” has the meaning set forth in Section 2(u).

“Floor Price” means the minimum price per share set by the Company in the Transaction Notice below which a Sales Agent (in the case of an Issuance) or a Forward Seller (in the case of a Forward) shall not sell Issuance Shares or Forward Hedge Shares, as the case may be, during the relevant Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00.

“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Transaction Notice specifying that it relates to a “Forward” and requiring a Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the relevant Forward Purchaser, which shall be comprised of the relevant Master Forward Confirmation and the related Supplemental Confirmation.

“Forward Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to a “Forward” is deemed delivered pursuant to Section 3(c)(2).

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Transaction Notice for such Forward, which may not exceed $100,000,000 without the prior written consent of the relevant Forward Seller, which consent may be withheld in the Forward Seller’s sole discretion.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and a Forward Seller, as provided for in Schedule D.

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to a “Forward”) following the Trading Day on which such Transaction Notice is delivered or deemed to be delivered pursuant to Section 3(c)(2); provided that if, prior to the scheduled end of any Forward Hedge Selling Period, (a) any event occurs that would permit the applicable Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the related Master Forward Confirmation) under the applicable Master Forward Confirmation or (b) a Bankruptcy Termination Event (as such term is defined in the related Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Settlement Date” means the second Trading Day immediately following the sale of any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser (or its affiliate) and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement and the relevant Master Forward Confirmation.

“Forward Purchaser” has the meaning set forth in the introductory paragraph.

“Forward Seller” has the meaning set forth in the introductory paragraph.

“Incorporated Documents” has the meaning set forth in Section 2(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Transaction Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires a Sales Agent to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by a Sales Agent with respect to any Issuance as specified in the Transaction Notice for such Issuance, which may not exceed in the aggregate the lesser of the Maximum Amount and the aggregate dollar value of shares of Common Stock that may be offered and sold under the currently effective Registration Statement.

“Issuance Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed delivered pursuant to Section 3(c)(2).

“Issuance Price” means the Sales Price less the Issuance Selling Commission.

“Issuance Selling Commission” means a mutually agreed rate, as provided for in Schedule B.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to an “Issuance”) following the Trading Day on which a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed to be delivered pursuant to Section 3(c)(2).

“Issuance Settlement Date” means, unless the Company and a Sales Agent shall otherwise agree, the second business day following each Trading Day during the applicable Issuance Selling Period, when the Company shall deliver to such Sales Agent the amount of Issuance Shares sold on such Trading Day and such Sales Agent shall deliver to the Company the Issuance Price received on such sales.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“LLC Agreement” has the meaning set forth in Section 2(j).

“LLC Interest” has the meaning set forth in Section 2(j).

“Master Forward Confirmation” means each master forward confirmation for issuer share forward sale transactions by and between the Company and a Forward Purchaser, substantially in the form attached hereto as Schedule C.

“Material Adverse Effect” has the meaning set forth in Section 2(e).

“Maximum Amount” has the meaning set forth in Section 1(a).

“Money Laundering Laws” has the meaning set forth in Section 2(kk).

“New Forward Purchaser” has the meaning set forth in Section 21(b).

“NYSE” means the New York Stock Exchange.

“OFAC” has the meaning set forth in Section 2(ll).

“Operating Company” has the meaning set forth in the introductory paragraph.

“PCAOB” has the meaning set forth in Section 2(x).

“Permitted Free Writing Prospectus” has the meaning set forth in Section 2(a).

“Previous Forward Purchaser” has the meaning set forth in Section 21(b).

“Proceeding” has the meaning set forth in Section 7(a).

“Prospectus” has the meaning set forth in Section 2(a).

“Prospectus Supplement” has the meaning set forth in Section 2(a).

“Registration Statement” has the meaning set forth in Section 2(a).

“Remaining Number of Shares” has the meaning set forth in Section 6(e).

“Renewal Deadline” has the meaning set forth in Section 4(h).

“Representation Date” has the meaning set forth in Section 4(r).

“Rules and Regulations” has the meaning set forth in Section 2(a).

“Sales Agent” has the meaning set forth in the introductory paragraph.

“Sales Price” means the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by a Forward Seller or a Sales Agent on the NYSE hereunder in the case of ordinary brokers’ transactions at the market prices, in block transactions, or as otherwise agreed to among the relevant parties, or by means of any other existing trading market for the Common Stock or to or through a market marker other than on an exchange.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder collectively.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company, a Sales Agent, a Forward Purchaser and/or a Forward Seller, as applicable, shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

“Significant Subsidiary” has the meaning set forth in Section 2(f).

“Supplemental Confirmation” means the Supplemental Confirmation (as defined in the related Master Forward Confirmation), which together with the related Master Forward Confirmation constitute a Forward Contract.

“Suspension Period” has the meaning set forth in Section 4(r).

“Time of Sale” has the meaning set forth in Section 2(b).

“Trading Day” means any day which is a trading day on the NYSE, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Transaction” means any Issuance or any Forward.

“Transaction Date” means any Issuance Date or any Forward Date.

“Transaction Notice” means a written notice to a Sales Agent or a Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

SECTION 2. Representations and Warranties of the Company and the Operating Company. Each of the Company and the Operating Company, jointly and severally, represents and warrants to and agrees with each Sales Agent, each Forward Seller and each Forward Purchaser that:

(a) An “automatic shelf registration statement” (the “registration statement”) as defined in Rule 405 under the Securities Act on Form S-3 (File Nos. 333-264093 and 333-264093-01) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements under the Securities Act. The registration statement contains certain information concerning the offer and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s and the Operating Company’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Sales Agents and the Forward Sellers, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Sections 4(g) and (h), including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Sales Agents and the Forward Sellers, (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act and (4) the post-effective amendment no. 1 thereto filed on May 3, 2023. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement, as well as any new prospectus as may be filed by the Company as part of a new registration statement filed pursuant to Section 4(g) or (h). Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of this Agreement (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Sales Agents and the Forward Sellers in connection with the offering of the Shares, as well as any new prospectus supplement or amendment thereto as may have been filed by the Company to supplement a new registration statement filed pursuant to Sections 4(g) or (h), in the form furnished by the Company to the Sales Agents and the Forward Sellers in connection with the offering of the Shares (as provided in Section 4(d)), and such other prospectus supplements or amendments thereto relating to the Shares as may have been filed with the Commission by the Company with the consent of such Sales Agents and such Forward Sellers. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus,” as used herein, means the documents listed on Schedule A attached hereto. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus

shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Sales Agents and the Forward Sellers pursuant to Rule 430(B)(f)(2) under the Securities Act, at each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements under the Securities Act, and the Registration Statement did not and will not, at or during such periods, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The conditions to the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby have been satisfied. The Registration Statement meets, and the offer and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements under the Securities Act. At no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends on each Settlement Date did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements under the Securities Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Securities Act). At no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares did or will the

Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at each Settlement Date did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither the Company nor the Operating Company makes any representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Sales Agents or the Forward Sellers and furnished in writing by or on behalf of such Sales Agents or such Forward Sellers expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus. Each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning under the Securities Act) or used any “prospectus” (within the meaning under the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus, and the Permitted Free Writing Prospectuses, if any. The Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by the Sales Agents or Forward Sellers, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164). The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act. None of the Company, the Sales Agents or the Forward Sellers are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement. The parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any. The Operating Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus, and the Permitted Free Writing Prospectuses, if any. Each of the Company and the Operating Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Company, the Operating Company and their subsidiaries considered as one enterprise, (b) result in the delisting of shares of Common Stock from the NYSE or (c) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a “Material Adverse Effect”).

(f) Each subsidiary of the Company, other than the Operating Company, that is a significant subsidiary meeting the requirement of Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate, company or partnership power and authority, as applicable, to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any. Each Significant Subsidiary of the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would result in a Material Adverse Effect.

(g) The information contained in the line item “Common Stock” set forth in the consolidated balance sheet as of the Company’s then most recently completed quarter or fiscal year that is contained in the Company’s quarterly reports on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and there has been no material change in such information since the Company’s then most recently completed quarter or fiscal year. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The shares of Common Stock of the Company are duly listed on the NYSE. As of the date hereof, the Company had approximately 90.8 million shares of Common Stock that were authorized and unissued excluding shares of Common Stock reserved for purposes other than in connection with this Agreement (the “Available Authorized Capital”), consisting of approximately 45.3 million shares of Common Stock that have been reserved for issuance under this Agreement and approximately 45.5 million shares of Common Stock that remain unissued and unreserved. The Shares and the Confirmation Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable. No preemptive or similar rights of stockholders exist with respect to any of the Shares or the Confirmation Shares or the issue and sale thereof.

(h) The shares of authorized capital stock of the Company, including the Shares and the Confirmation Shares, conform in all material respects with the statements concerning them in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(i) The Company has full corporate power and authority to enter into this Agreement and each Forward Contract. The Operating Company has full limited liability company power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Company. Each Master Forward Confirmation and each Supplemental Confirmation, at the time of execution and delivery thereof, will have been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding agreement of the Company and the Operating Company and is enforceable against the same in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each Master Forward Confirmation and each Supplemental Confirmation, at the time of execution and delivery thereof, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Neither the Company nor the Operating Company has entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement.

(j) The limited liability company agreement of the Operating Company, as amended (the “LLC Agreement”), is in full force and effect, and all of the outstanding limited liability company interests (“LLC Interests”) in the Operating Company are duly and validly authorized and issued in accordance with the LLC Agreement. Except as set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock or LLC Interests, as the case may be, of or in the Operating Company are and will be owned by the Company directly or indirectly, free and clear of any security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange for, any shares of capital stock or LLC Interests or other securities of or in the Operating Company. The shares of capital stock or LLC Interests, as the case may be, of or in the Operating Company to be issued to the Company in connection with the Company’s issuance of any Issuance Shares and any Confirmation Shares, upon the contribution by the Company to the Operating Company of the proceeds from any such sale, will be duly authorized for issuance by the Operating Company to the Company, and at the time of their issuance will be validly issued. None of the shares of capital stock or LLC Interests, as the case may be, of or in the Operating Company have been or will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Company.

(k) Except as set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock of or partnership interests in, as applicable, the Significant Subsidiaries have been duly and validly authorized and issued and, in the case of corporate subsidiaries, fully paid and non-assessable, directly or indirectly, free and clear of any security interests, claims, mortgages, pledges, liens, incumbrances or other restrictions of any kind.

(l) Immediately prior to any sale of Forward Hedge Shares, the Capped Number of shares of Common Stock deliverable to a Forward Purchaser pursuant to the related Forward Contract shall have been duly authorized and reserved for issuance and, when any such shares of Common Stock are issued and delivered by the Company to such Forward Purchaser against payment of any consideration required to be paid pursuant to the terms of the related Forward Contract, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or similar rights.

(m) The consolidated financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, present fairly in all material respects the consolidated financial position, cash flows and the results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. To the Company’s and the Operating Company’s knowledge, such financial statements and the related notes and schedules have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus, and the Permitted Free Writing Prospectuses, if any, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. All disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Securities Act) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Other than the financial statements, together with related notes and schedules, included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no other historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, under the Securities Act or the Exchange Act.

(n) There is no action or proceeding pending or, to the knowledge of the Company or the Operating Company, threatened (a) against the Company, the Operating Company or their subsidiaries or (b) involving any property of the Company, the Operating Company or their subsidiaries before any court or administrative agency which, if determined adversely to the Company, the Operating Company or their subsidiaries, might reasonably be expected to result in any Material Adverse Effect, except as set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(o) The Company, the Operating Company and their subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company or the Operating Company nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses.

(p) The Company, the Operating Company, and their subsidiaries, have good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any) or which are not material in amount or which do not materially interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which the Company, the Operating Company or any of their subsidiaries is a party, and the guaranties of third parties (a) are the legal, valid and binding obligations of the Company, the Operating Company or such subsidiaries, as the case may be, and, to the knowledge of the Company and the Operating Company, of all other parties thereto, and neither the Company nor the Operating Company knows of any default or defenses currently existing with respect thereto which might reasonably be expected to result in any Material Adverse Effect, and (b) conform to any descriptions thereof set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any. To the knowledge of the Company and the Operating Company, each mortgage which the Company, the Operating Company or any of their subsidiaries holds on the properties described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, constitutes a valid mortgage lien for the benefit of the Company, the Operating Company or such subsidiary, as the case may be, on such property.

(q) Each of the Company and the Operating Company has filed all federal, state and foreign tax returns which have been required to be filed or has requested extensions thereof, except in any case in which the failure to timely file would not reasonably be expected to have (individually or in the aggregate) a Material Adverse Effect, and has paid all taxes indicated by said returns to the extent that such taxes have become due and are not being contested in good faith (and for which reserves required by U.S. generally accepted accounting principles have been created in the consolidated financial statements of the Company), except in any case in which the failure to pay would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company in accordance with U.S. generally accepted accounting principles and each of the Company and the Operating Company do not have any notice or knowledge of any tax liability which could reasonably be expected to be determined adversely to the Company or the Operating Company and which could reasonably be expected to have a Material Adverse Effect.

(r) Since the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or the earnings, capital stock (except to the extent of any increase in the number of issued and outstanding shares of Common Stock due to option exercises, issuances under the Company’s Sixth Amended and Restated Dividend Reinvestment and Stock Purchase Plan and conversions of preferred stock), business affairs, management, or business prospects of the Company and the Operating Company, whether or not occurring in the ordinary course of business, and neither the Company nor the Operating Company has incurred any material liabilities or obligations and there has not been any material transaction entered into by the Company or the Operating Company, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any. Neither the Company nor the Operating Company has any material contingent obligations which are not disclosed in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(s) Except as disclosed in the Registration Statement and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders to the extent permitted by applicable law and (ii) the Operating Company is not currently prohibited, directly or indirectly, from paying any dividends or making any distributions to the Company or other equity holders to the extent permitted by applicable law, from repaying to the Company any loans or advances to the Operating Company from the Company or from transferring any of the Operating Company’s property or assets to the Company.

(t) The Company is not in violation of its charter or by-laws, and the Operating Company is not in violation of the LLC Agreement. No subsidiary of the Company or the Operating Company is in violation of its charter or by-laws or other organizational document, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither the Company nor the Operating Company nor any of their subsidiaries is (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Company, the Operating Company, their subsidiaries or their properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issue and sale of the Shares and the Confirmation Shares and the performance by the Company and the Operating Company of all of their respective obligations under this Agreement and each Forward Contract, as the case may be, and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, the Operating Company or any of their subsidiaries is a party or by which it or any of its properties may be bound, or a violation of its charter, by-laws, the LLC Agreement or other organizational document or any order, rule or regulation applicable to the Company, the Operating Company, their subsidiaries or their properties of any court or of any regulatory body, administrative agency or other governmental body.

(u) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Operating Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or may be necessary to qualify the Shares for public offering by the Sales Agents and the Forward Sellers under state securities or Blue Sky laws) has been obtained or made by the Company or the Operating Company, and is in full force and effect.

(v) The Company, the Operating Company and their subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and none of them have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company, the Operating Company and their subsidiaries considered as one enterprise.

(w) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Code, has so qualified for the taxable years ended December 31, 1984 through December 31, 2023, and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year. The Operating Company was classified as a “qualified REIT subsidiary” of the Company under the Code from the time it became a subsidiary of the Company until May 24, 2022. Since May 24, 2022, the Operating Company has been and will continue to be classified as a disregarded entity or a partnership, which is not a “publicly traded partnership” taxable as a corporation, for U.S. federal tax purposes.

(x) To the best of the Company’s and the Operating Company’s knowledge, Ernst & Young LLP (“Ernst & Young”), who has certified certain of the financial statements and related schedules of the Company filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, is an independent registered public accounting firm with respect to the Company, the Operating Company and their subsidiaries as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”). Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or the Permitted Free Writing Prospectus, if any, is an independent registered public accounting firm with respect to the Company, the Operating Company and their subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(y) The Company, the Operating Company and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Operating Company and subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (a) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any significant deficiencies or material weaknesses in internal controls have been identified for the Company’s auditors. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa) Neither the Company nor the Operating Company has, directly or indirectly, including through any subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or the Operating Company, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Company; or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or the Operating Company, or any family member or affiliate of any director or executive officer.

(bb) To the knowledge of the Company and the Operating Company, after due inquiry of their respective officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal stockholders, except as set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or as otherwise disclosed in writing to the Sales Agents, the Forward Sellers and the Forward Purchasers.

(cc) Neither the Company nor the Operating Company nor any of their respective officers, directors, members or partners has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Company’s Common Stock.

(dd) The Shares and a number of shares of Common Stock at least equal to the Capped Number with respect to any Forward have been, or immediately prior to any sale of Forward Hedge Shares, will be, approved for listing subject to official notice of issuance on the NYSE.

(ee) In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock.

(ff) Neither the Company nor the Operating Company is or, after giving immediate effect to the offer and sale of the Shares and the application of the proceeds therefrom as described in the Registration Statement and the Prospectus and the consummation of the transactions contemplated by any Forward Contract, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(gg) (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s, the Operating Company’s or their subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Company or their subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Company or their subsidiaries), equipment or technology (collectively, “IT Systems and Data”) within the five year period prior to the date of this Agreement, (B) neither the Company nor the Operating Company nor any of their subsidiaries have been notified within the five year period prior to the date of this Agreement of, and have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company, the Operating Company and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. The Company, the Operating Company and their subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(hh) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ii) All existing minute books (or comparable documents) of the Company and the Operating Company, including all existing minutes of all meetings and actions of the board of directors (including Audit, Compensation, Executive, Nominating/Corporate Governance and other board committees) and stockholders of the Company through the date of the latest meeting and action (collectively, the “Records”), have been made available to the Sales Agents, the Forward Sellers and the Forward Purchasers and counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers. All such Records are complete and accurate and accurately reflect, in all material respects, all transactions referred to in such Records. There are no material transactions, agreements or other actions of the Company, the Operating Company or their subsidiaries that are not properly approved or recorded in the Records.

(jj) Neither the Company nor the Operating Company nor any of their subsidiaries or, to the knowledge of the Company and the Operating Company, any director, officer, member, partner, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Company or their subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (a) a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or (b) an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-bribery or anticorruption laws. The Company, the Operating Company and their subsidiaries and, to the knowledge of the

Company and the Operating Company, the Company’s and the Operating Company’s affiliates have conducted their respective businesses in compliance with the FCPA, the Bribery Act of 2010 of the United Kingdom and any other applicable anti-bribery or anticorruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) The operations of the Company, the Operating Company and their subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Company or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Company, threatened.

(ll) Neither the Company nor the Operating Company nor any of their subsidiaries or, to the knowledge of the Company and the Operating Company, any director, officer, member, partner, agent, employee, affiliate or person acting on behalf of the Company, the Operating Company or any of their subsidiaries is currently (i) subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, (“OFAC”) the United Nations Security Council (“UNSC”), the European Union (the “EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority, or (ii) located, organized or resident in a country or territory that is the subject of sanctions (including, without limitation, Cuba, Iran, North Korea, Russia, Syria, the Crimea Region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic). Neither the Company nor the Operating Company will directly or indirectly use the proceeds from the sale of the Shares or the proceeds, if any, due upon settlement of any Forward Contract, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity currently subject to any sanctions administered by OFAC, UNSC, the EU, HMT or any other relevant sanctions authority.

(mm) The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any certificate signed by any officer or other representative of the Company, the Operating Company or any of their subsidiaries and delivered to any Sales Agent(s), Forward Seller(s) and/or Forward Purchaser(s) or counsel for any such persons in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company and the Operating Company, jointly and severally, as to matters covered thereby, to the applicable Sales Agent(s), Forward Seller(s) and/or Forward Purchaser(s).

SECTION 3. Issuances and Forwards.

(a) (i) Upon the terms and subject to the conditions of this Agreement, the Company may issue Issuance Shares through a Sales Agent, and such Sales Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell Issuance Shares, with an aggregate Sales Price of up to the Maximum Amount, less the aggregate Sales Price for any Forward Hedge Shares previously sold under this Agreement, based on and in accordance with such number of Transaction Notices, each specifying that it relates to an “Issuance,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Issuance Shares sold under this Agreement, plus the aggregate Sales Prices for any Forward Hedge Shares previously sold under this Agreement, equals the Maximum Amount, or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon (1) the delivery of a Transaction Notice specifying that it relates to an “Issuance,” and (2) such Sales Agent’s acceptance of the terms of such Transaction Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, such Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified on the NYSE, and otherwise in accordance with the terms of such Transaction Notice. Such Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to provide written confirmation to the Company not later than 6:00 p.m. Eastern Time on the Issuance Date, and will in no event provide such confirmation later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder. Such written confirmation will set forth under the Actual Sold Issuance Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. Each of the Company and the Operating Company acknowledges and agrees that (i) there can be no assurance that the such Sales Agent will be successful in selling Issuance Shares, and (ii) such Sales Agent will incur no liability or obligation to the Company, the Operating Company or any other person if it does not sell Issuance Shares for any reason other than a failure by such Sales Agent to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 3.

(ii) In addition, upon the terms and subject to the conditions of this Agreement and the related Master Forward Confirmation, a Forward Purchaser (or its affiliate) may borrow, offer and sell Forward Hedge Shares through a Forward Seller to hedge each Forward, and such Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell Forward Hedge Shares with an aggregate Sales Price of up to the Maximum Amount, less the aggregate Sales Price for any Issuance Shares previously sold under this Agreement, based on and in accordance with such number of Transaction Notices, each specifying that it relates to a “Forward,” as the Company in its sole discretion shall choose to deliver during the Commitment Period and to which such Forward Purchaser and such Forward Seller have agreed, until the aggregate Sales Price of the Forward Hedge Shares sold under this Agreement, plus the aggregate Sales Prices for any Issuance Shares previously sold under this Agreement, equals the Maximum Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement and the related Master Forward Confirmation, upon (1) the delivery of a Transaction Notice specifying that it relates to a “Forward,” and (2) such Forward Purchaser’s and such Forward Seller’s acceptance of the terms of such Transaction Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the related Master Forward Confirmation, such Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares on the NYSE, and otherwise in accordance with the terms of such Transaction Notice.

(iii) The applicable Forward Seller will provide written confirmation to the Company and the related Forward Purchaser no later than the opening of the Trading Day next following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such Trading Day, the corresponding Sales Price and the Forward Hedge Price payable to the related Forward Purchaser in respect thereof. Each of the Company and the Operating Company acknowledges and agrees that: (A) there can be no assurance that such Forward Purchaser (or its affiliate) will be successful in borrowing or that such Forward Seller will be successful in selling Forward Hedge Shares; (B) such Forward Seller will incur no liability or obligation to the Company, the Operating Company, the Forward Purchaser, or any other person if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser (or its affiliate) for any reason other than a failure by such Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3 and (C) such Forward Purchaser is not incurring any liability or obligation to the Company, the Operating Company or any other person under this Agreement. In acting hereunder, such Forward Seller will be acting as agent for such Forward Purchaser and not as principal.

(iv) No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 3(h)), the applicable Forward Purchaser shall deliver to the Company a Supplemental Confirmation in respect of the Forward for such Forward Hedge Selling Period, which shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the related Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the related Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the related Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the related Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Transaction Notice for such Forward), the “Initial Forward Price” for such Forward, the “Spread” for such Forward, the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward, the Maximum Stock Loan Rate for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Transaction Notice for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Transaction Notice for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Transaction Notice for such Forward).

(v) Notwithstanding anything herein to the contrary, the applicable Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares for any Forward hereunder shall be subject in all respects to the related Master Forward Confirmation.

(vi) The Shares may be offered and sold by any method permitted by law, including by means of ordinary brokers’ transactions on the NYSE at the market prices, in block transactions, or as otherwise agreed to among the relevant parties, or by means of any other existing trading market for the Common Stock or to or through a market marker other than on an exchange.

(vii) Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 3(c)(ii) during the Commitment Period on which (A) the conditions set forth in paragraphs (a) and (b) of Section 6 have been satisfied and (B) no event described in clause (a) or clause (b) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may exercise an Issuance by the delivery of a Transaction Notice specifying that it relates to an “Issuance,” executed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the President, the Corporate Secretary or any Vice President (or such other authorized officers) of the Company or the Operating Company as may be acceptable to the applicable Sales Agent), to such Sales Agent. The number of Issuance Shares that a Sales Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

(viii) Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 3(c)(ii) during the Commitment Period on which the conditions set forth in paragraphs (a) and (b) of Section 6 have been satisfied and provided that the Company shall have executed a Master Forward Confirmation with the applicable Forward Purchaser, the Company may exercise its right to call for a Forward by the delivery of a Transaction Notice specifying that it relates to a “Forward,” executed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the President, the Corporate Secretary or any Vice President (or such other authorized officers) of the Company or the Operating Company as may be acceptable to the applicable Forward Seller and the related Forward Purchaser), to such Forward Seller and such Forward Purchaser. The number of Forward Hedge Shares that such Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount. Each sale of Forward Hedge Shares will be settled as between such Forward Seller and such Forward Purchaser on each applicable Forward Hedge Settlement Date following the relevant Forward Date.

(b) The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) each of the Company and the Operating Company shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers a certificate executed by any two of its following representatives: the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the President, the Corporate Secretary or any Vice President (or such other authorized officers) of the Company or the Operating Company as may be acceptable to the Sales Agents, the Forward Sellers and the Forward Purchasers), signing in such capacity, dated the date of the Closing, certifying that attached thereto are true and complete copies of the resolutions duly adopted by the board of directors of the Company and the Operating Company, as applicable, authorizing the execution and delivery of this Agreement, each Forward Contract and the consummation of the transactions contemplated hereby and thereby, which authorization shall be in full force and effect on and as of the date of such certificate; (ii) each of the Company and the Operating Company shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers a certificate executed by any two of its following representatives: the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the President, the Corporate Secretary or any Vice President (or such other authorized officers) of the Company or the Operating Company as may be acceptable to the Sales Agents, the Forward Sellers and the Forward Purchasers), signing in such capacity, dated the date of the Closing, as to the matters set forth in Sections 6(a)(i) and 6(e); (iii) Gibson, Dunn & Crutcher LLP, counsel to the Company and the Operating Company (“Company Counsel”), or other counsel satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers, shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers a written opinion, dated the date of the Closing, and addressed to the Sales Agents, the Forward Sellers and the Forward Purchasers, in form and substance satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers, of the same tenor as the opinions referred to in Section 6(c); (iv) Sidley Austin LLP, counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers, shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers a written opinion, dated the date of the Closing, and addressed to the Sales Agents, the Forward Sellers and the Forward Purchasers, in form and substance satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers; (v) Ernst & Young shall deliver to the Sales Agents and the Forward Sellers a letter, dated the Closing Date, in form and substance satisfactory to the Sales Agents and the Forward Sellers; and (vi) the Company and the Operating Company, jointly and severally, without duplication, shall pay the expenses set forth in Sections 5(d), (e) and (i) by wire transfer to the account designated by the applicable Sales Agent in writing prior to the Closing.

(c) (i) On any Trading Day during the Commitment Period, the Company may deliver a Transaction Notice to a Sales Agent (in the case of an Issuance) or a Forward Seller and a Forward Purchaser (in the case of a Forward), subject to the satisfaction of the conditions set forth in Section 6; provided, however, that (1) the Issuance Amount or Forward Hedge Amount, as the case may be, for each Transaction as designated by the Company in the applicable Transaction Notice shall in no event exceed $100,000,000 for any Issuance or Forward, as the case may be, without the prior written consent of such Agent or such Forward Seller, as applicable, which may be withheld in such Sales Agent’s or such Forward Seller’s sole discretion and (2) notwithstanding anything in this Agreement or the related Master Forward Confirmation to the contrary, none of such Forward Purchaser, such Sales Agent or such Forward Seller shall have any further obligations with respect to any Transaction Notice if and to the extent the aggregate Sales Price of the Shares sold pursuant thereto, together with the aggregate Sales Price of the Shares previously sold under this Agreement, shall exceed the Maximum Amount. The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Transaction Notice subject to compliance with the limitations set forth in this Agreement; provided, however, that (i) the Company may not amend the Issuance Amount or Forward Hedge Amount, as the case may be, if such amended Issuance Amount or Forward Hedge Amount, as applicable, is less than the Actual Sold Issuance Amount or Actual Sold Forward Amount, as the case may be, as of the date of such amendment; (ii) the Company may not amend the “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as the case may be, if such amended “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as applicable, is less than the number of days that have previously transpired (in whole or on part) in such Selling Period as of the date of such amendment; (iii) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to a “Forward” to be a Transaction Notice specifying that it relates to an “Issuance”; (iv) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to an “Issuance” to be a Transaction Notice specifying that it relates to a “Forward”; and (v) no increase in the Floor Price shall cause any sales of Shares executed pursuant to such Transaction Notice prior to the date of receipt of such amendment to be a breach of the terms hereof.

(ii) A Transaction Notice shall be deemed delivered on the Trading Day that it is received by email notice (or other method mutually agreed to in writing by the parties) by a Sales Agent (in the case of an Issuance) or a Forward Seller and a Forward Purchaser (in the case of a Forward). No Transaction Notice may be delivered other than on a Trading Day during the Commitment Period. No Transaction Notice may be delivered during an Issuance Selling Period or Forward Hedge Selling Period specified in a previously delivered Transaction Notice. No more than one Transaction Notice may be delivered on any single Trading Day, and no Transaction Notice specifying that it relates to a “Forward” may be delivered if either (x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period, or (y) such Transaction Notice, together with all prior Transaction Notices delivered by the Company relating to a “Forward” hereunder, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and each applicable Forward Purchaser exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(iii) Neither a Sales Agent nor a Forward Seller shall sell Issuance Shares or Forward Hedge Shares, as the case may be, below the Floor Price during any Selling Period, and, subject to clause (iii) of the proviso to the last sentence of Section 3(c), such Floor Price may be adjusted by the Company at any time during any Selling Period upon written notice to such Sales Agent or such Forward Seller, as the case may be, and confirmation to the Company by such Sales Agent or such Forward Seller, as the case may be.

(iv) The Company and the Operating Company consent to a Sales Agent trading in the Common Stock for such Sales Agent’s own account and a Forward Seller trading in the Common Stock for its or a Forward Purchaser’s own account and, in each case, for the account of its respective clients at the same time as sales of Shares occur pursuant to this Agreement; provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

(d) (i) Subject to the provisions of Section 5, on or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting a Sales Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian System (“DWAC”), or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, such Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Issuance Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company and the Operating Company agree, jointly and severally, that they will (A) hold such Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (B) pay to such Sales Agent any Issuance Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, such Sales Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

(ii) Subject to the provisions of Section 5, on or before each Forward Hedge Settlement Date, a Forward Purchaser shall, or shall cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting a Forward Seller or its designee’s account at The Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed upon by such Forward Seller and such Forward Purchaser and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradable and transferable, such Forward Seller shall deliver the related aggregate Forward Hedge Price to such Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(e) None of the Company, the Operating Company, the Sales Agents, the Forward Purchasers or the Forward Sellers has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other parties’ prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Shares contemplated by this Agreement.

(f) The Company and the Operating Company, jointly and severally, agree that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through one Sales Agent or one Forward Seller on any single given day, but in no event by more than one, and the Company shall in no event request that an alternative Sales Agent or alternative Forward Seller sell Shares on the same day.

(g) The Company and the Operating Company, jointly and severally, agree that if any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, they shall promptly notify the other parties, and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

(h) The Company, a Sales Agent, a Forward Seller or a Forward Purchaser may, upon notice to the other parties in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Forward Contract).

(i) Notwithstanding any other provision of this Agreement or the related Master Forward Confirmation, in the event the Company engages a Sales Agent or a Forward Seller for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and such Sales Agent or such Forward Seller, as the case may be, will agree to compensation that is customary for such Sales Agent or such Forward Seller, as the case may be, with respect to such transactions.

(j) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to a Sales Agent or a Forward Seller, as applicable, given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares and such Sales Agent, or such Forward Seller, as applicable, shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(k), at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (the “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(k) Notwithstanding clause (ii) of Section 3(j), if the Company wishes that Shares be offered and sold through a Sales Agent or a Forward Seller at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Sales Agent or such Forward Seller and the related Forward Purchaser (with a copy to their counsel) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Sales Agent or such Forward Seller and the related Forward Purchaser, and, prior to its filing, obtain the written consent of such Sales Agent or such Forward Seller and the related Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (ii) provide such Sales Agent or such Forward Seller and the related Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 3(b)(ii), (iii), (iv) and (v), respectively, (iii) afford such Sales Agent or such Forward Seller and the related Forward Purchaser with the opportunity to conduct a due diligence review in accordance with Section 4(w)(iii) prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 3(b)(ii), (iii), (iv) and (v), respectively, and (B) this Section 3(k) shall in no way affect or limit the operation of clause (i) of Section 3(j), which shall have independent application.

(l) Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by a Sales Agent (in the case of an Issuance) or a Forward Seller and a Forward Purchaser (in the case of a Forward) pursuant to this Section 3 may be delivered by telephone (confirmed promptly by facsimile or email), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties.

SECTION 4. Covenants of the Company and the Operating Company. Each of the Company and the Operating Company agrees, jointly and severally, during the term of this Agreement and each Forward Contract with the Sales Agents, the Forward Sellers and the Forward Purchasers:

(a) During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), to notify the Sales Agents, the Forward Sellers and the Forward Purchasers promptly of the time when any subsequent amendment to the Registration Statement is proposed to become effective or any subsequent supplement to any Basic Prospectus, the Prospectus or any Permitted Free Writing

Prospectus is proposed to be filed, in each case in accordance with Section 4(b); to prepare and file with the Commission, promptly upon the request of a Sales Agent, a Forward Seller or a Forward Purchaser, any amendments or supplements to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the reasonable opinion of such Sales Agent, such Forward Seller or such Forward Purchaser, may be necessary or advisable in connection with the offering of the Shares by such Sales Agent, such Forward Seller or such Forward Purchaser; and to cause each amendment or supplement to any Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) To promptly advise the Sales Agents, the Forward Sellers and the Forward Purchasers, confirming such advice in writing, of the receipt of any comments of, or any request by the Commission for amendments or supplements to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; for so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, to promptly advise the Sales Agents, the Forward Sellers and the Forward Purchasers of any proposal to amend or supplement the Registration Statement, any Basic Prospectus or the Prospectus, and to provide the Sales Agents, the Forward Sellers and the Forward Purchasers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of securities (including, without limitation, the Common Stock) other than the Shares) to which the Sales Agents, the Forward Sellers or the Forward Purchasers shall have reasonably objected in writing. Furthermore, until such time as any stop order is lifted, the Sales Agents, the Forward Sellers and the Forward Purchasers may cease making sales under this Agreement.

(c) To furnish to the Sales Agents, the Forward Sellers and the Forward Purchasers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Operating Company and not to use or refer to any proposed free writing prospectus to which the Sales Agents, the Forward Sellers or the Forward Purchasers reasonably object. Not to take any action that would result in the Sales Agents, the Forward Sellers, the Forward Purchasers, the Operating Company or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Sales Agents, the Forward Sellers or the Forward Purchasers that the Sales Agents, the Forward Sellers or the Forward Purchasers otherwise would not have been required to file thereunder.

(d) To make available to the Sales Agents and the Forward Sellers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Sales Agents and the Forward Sellers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Sales Agents or the Forward Sellers may request for the purposes contemplated by the Securities Act; in case the Sales Agents or the Forward Sellers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(e) Subject to Section 4(b), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares; and to provide the Sales Agents, the Forward Sellers and the Forward Purchasers, for their review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Sales Agents, the Forward Sellers or the Forward Purchasers shall have reasonably objected in writing; and to promptly notify the Sales Agents, the Forward Sellers and the Forward Purchasers of such filing.

(f) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(g) If at any time prior to the sale of Shares having an aggregate Sales Price equal to the Maximum Amount the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Sales Agents, the Forward Sellers and the Forward Purchasers, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers, (c) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (d) promptly notify the Sales Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(h) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Sales Agents and the Forward Sellers, collectively, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(i) To promptly notify the Sales Agents, the Forward Sellers and the Forward Purchasers of the happening of any event within the period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(b), to prepare and furnish, at the expense of the Company and the Operating Company, to the Sales Agents, the Forward Sellers and the Forward Purchasers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

(j) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or Blue Sky laws of such states or other jurisdictions as the Sales Agents, the Forward Sellers and the Forward Purchasers may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that neither the Company nor the Operating Company shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offer and sale of the Shares); and to promptly advise the Sales Agents, the Forward Sellers and the Forward Purchasers of the receipt by the Company or the Operating Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(k) To make generally available to its security holders and to the Sales Agents, the Forward Sellers and the Forward Purchasers as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(l) To apply the net proceeds from the sale of the Shares and from Forward Contracts in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(m) At all times when the Company has instructed a Sales Agent or a Forward Seller to make sales of Shares, at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, and at all times when sales of Shares are pending settlement, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common

Stock, in each case without giving such Sales Agent, such Forward Seller or such Forward Purchaser, as applicable, at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may, without providing such prior written notice: (i) register the Shares and the sales through a Sales Agent or a Forward Seller, as applicable, pursuant to this Agreement, or to such Sales Agent; (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission; (iii) issue securities under the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s reports filed with the Commission under the Exchange Act; (iv) issue shares upon the exercise of options or other stock rights pursuant to the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s reports filed with the Commission under the Exchange Act; (v) sell shares of Common Stock pursuant to the Sixth Amended and Restated Dividend Reinvestment and Stock Purchase Plan or any similar plan as described in the Company’s reports filed with the Commission under the Exchange Act; (vi) issue shares of Common Stock upon conversion of any shares of the Company’s convertible preferred stock described in the Company’s reports filed with the Commission under the Exchange Act; (vii) issue shares of Common Stock upon conversion or exchange of any of the Company’s convertible notes or the Operating Company’s exchangeable notes described in the Company’s reports filed with the Commission under the Exchange Act; or (viii) issue Confirmation Shares. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(m), such Sales Agent or such Forward Seller, as applicable, may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by such Sales Agent or such Forward Seller, as applicable.

(n) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning under the Securities Act), or use any “prospectus” (within the meaning under the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(o) Neither the Company nor the Operating Company will cause, or cause their subsidiaries to take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act or designed to, or which will constitute, or has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, that notwithstanding the foregoing, the Company may elect to net share settle or cash settle any Forward Contract.

(p) To use its best efforts to cause the Common Stock to be listed on the NYSE and to maintain such listing.

(q) At all times when the Company has instructed a Sales Agent or a Forward Seller to make sales of Shares, at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, and at all times when sales of Shares are pending settlement, to advise such Sales Agent, such Forward Seller or such Forward Purchaser immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Agents, the Forward Sellers and the Forward Purchasers pursuant to Section 6.

(r) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time that (i) a new registration statement that is part of the Registration Statement definition above shall become effective or the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Sales Agents, the Forward Sellers or the Forward Purchasers shall otherwise reasonably request), or (iii) otherwise as the Sales Agents, the Forward Sellers or the Forward Purchasers may reasonably request (each such date referred to in subclauses (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers forthwith a certificate dated and delivered the date of effectiveness of such registration statement or amendment, the date of filing with the Commission of such supplement or other document, or promptly upon request, as the case may be, in form satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers, (x) to the effect that the statements contained in the certificate referred to in Section 6(e) which were last furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Company under this Section 4(r) shall be deferred for any period that the Company has suspended the offering of Shares pursuant to Section 3(h) (each, a “Suspension Period”) and shall recommence upon the termination of such suspension.

(s) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished forthwith to the Sales Agents, the Forward Sellers and the Forward Purchasers and to their counsel a written opinion of Company Counsel, or other counsel satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Sales Agents, Forward Sellers and the Forward Purchasers, of the same tenor as the opinions referred to in Section 6(c), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this Section 4(s) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering or sale of the Shares such counsel may furnish the Sales Agents, the Forward Sellers and the Forward Purchasers with a letter to the effect that each Sales Agent, each Forward Seller and each Forward Purchaser may rely on a prior opinion delivered under this Section 4(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(t) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers forthwith a certificate of the same tenor as the certificate referred to in Section 6(e), as may be acceptable to the Sales Agents, the Forward Sellers and the Forward Purchasers, dated and delivered as of such Representation Date; provided that the obligation of the Company under this Section 4(t) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(u) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, Sidley Austin LLP, counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers; provided that the obligation under this Section 4(u) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(v) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period if any of the events contemplated by subclauses (i), (ii) or (iii) below have occurred during such Suspension Period), and each time that (i) a new registration statement that is part of the Registration Statement definition above shall become effective or the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q or (iii) at the reasonable request of the Sales Agents, the Forward Sellers or the Forward Purchasers and upon reasonable advance notice to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, to cause Ernst & Young, or other independent accountants satisfactory to the Sales Agents and the Forward Sellers, forthwith to furnish the Sales Agents and the Forward Sellers, a letter, dated the date of effectiveness of such registration statement or amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Sales Agents and the Forward Sellers, of the same tenor as the letter referred to in Section 6(d) but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this Section 4(v) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(w) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time that (i) a new registration statement that is part of the Registration Statement definition above is filed or the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Sales Agents, the Forward Sellers or the Forward Purchasers shall otherwise reasonably request) or (iii) otherwise as the Sales Agents, the Forward Sellers or the Forward Purchasers shall reasonably request, to conduct a due diligence session, in form and substance, satisfactory to the Sales Agents, the Forward Sellers or the Forward Purchasers, which shall include representatives of the management and the accountants of the Company; provided that the obligation of the Company under this Section 4(w) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension. Notwithstanding anything to the contrary herein, in the event that the Company files a new registration statement that is part of the Registration Statement, offers and sales of Shares shall not be permitted unless such registration statement has become effective.

(x) That it consents to the Sales Agents, the Forward Sellers or the Forward Purchasers trading in the Common Stock for their own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(y) If to the knowledge of the Company or the Operating Company, any condition set forth in Section 6(a) or (h) shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Sales Agents or the Forward Sellers the right to refuse to purchase and pay for such Shares.

(z) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Sales Agents, the Forward Sellers or the Forward Purchasers under this Agreement, the net proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(aa) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the related Sales Agent, Forward Seller and Forward Purchaser, as applicable, that the representations and warranties of the Company and the Operating Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(bb) To ensure that prior to instructing a Sales Agent or a Forward Seller to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(cc) On or before each Representation Date, the Sales Agents, the Forward Sellers and the Forward Purchasers and counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers shall have received such information, documents and opinions as they may reasonably request (except for any such information, documents or opinions that are subject to confidentiality agreements or to a legal privilege to the extent that such compliance could reasonably be expected to violate a confidentiality agreement or legal privilege) for the purposes of enabling them to pass upon the offer and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company or the Operating Company in connection with the offer and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Sales Agents, the Forward Sellers or the Forward Purchasers and counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers.

(dd) The Company agrees that any offer to sell, solicitation of an offer to buy, or any sale of Shares shall only be effected by or through only one Sales Agent or one Forward Seller, as the case may be, on any given day, and in no event by more than one Sales Agent or one Forward Seller, and the Company shall in no event request that more than one Sales Agent or Forward Seller, as the case may be, sell Shares on the same day.

(ee) The Company agrees to reserve for issuance by its board of directors and keep available for settlement of each Forward Contract, a number of shares of Common Stock at least equal to the Capped Number for such Forward Contract.

SECTION 5. Payment of Expenses; Settlement. The Company and the Operating Company, jointly and severally, agree with the Sales Agents, the Forward Sellers and the Forward Purchasers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the expenses incident to the performance of their obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (a) the preparation and filing of the Registration Statement, each Basic Prospectus, the Prospectus, each Prospectus Supplement, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Sales Agents, the Forward Sellers and the Forward Purchasers (including costs of mailing and shipment), (b) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the Confirmation Shares to the Sales Agents, the Forward Sellers and the Forward Purchasers, (c) the producing, word processing and/or printing of this Agreement, each Forward Contract, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Sales Agents, the Forward Sellers and the Forward Purchasers (including costs of mailing and shipment), (d) the qualification of the Shares for offer and sale under state and non-U.S. laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers, respectively) and the printing and furnishing of copies of any blue sky surveys to the Sales Agents, the Forward Sellers and the Forward Purchasers, (e) the listing of the Shares and the Confirmation Shares on any securities exchange or qualification of the Shares and the Confirmation Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (f) the costs and charges of any transfer agent, registrar or depositary, (g) the reasonable fees and expenses of counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers, in connection with its review of the offering’s compliance with FINRA rules and the filing fees incident to FINRA’s review, if any, and approval of the Sales Agents’, the Forward Sellers’ and the Forward Purchasers’ participation in the offering and distribution of the Shares, (h) the reasonable fees and disbursements of the Company’s and the Operating Company’s counsel and accountants and (i) all reasonable fees and expenses of counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers, respectively, incurred in connection with the negotiation and completion of this Agreement and the Forward Contracts.

SECTION 6. Conditions of the Sales Agents’ and the Forward Sellers’ Obligations. The right of the Company to deliver a Transaction Notice hereunder is subject to the satisfaction, on the date of delivery of such Transaction Notice, and the obligations of the applicable Sales Agent to sell Issuance Shares and/or the applicable Forward Seller to sell Forward Hedge Shares during the applicable Selling Period are subject to the satisfaction, on the applicable Transaction Date and Settlement Date, of (i) the accuracy of the representations and warranties on the part of the Company and the Operating Company on the date hereof, any applicable date referred to in Section 4(r) and as of each Settlement Date, (ii) the performance by the Company and the Operating Company of their obligations hereunder and (iii) to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company, the Operating Company, the Sales Agents, the Forward Sellers and the Forward Purchasers of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) neither Registration Statement nor any amendment thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Basic Prospectus or Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material adverse change (other than as referred to in the Registration Statement and Prospectus), in the condition, financial or otherwise, or in the earnings, capital stock (except to the extent of any increase in the number of issued and outstanding shares of Common Stock due to option exercises, issuances under the Company’s Sixth Amended and Restated Dividend Reinvestment and Stock Purchase Plan and conversions of preferred stock) business affairs, management or business prospects of the Company, Operating Company and their subsidiaries considered as one enterprise, in the judgment of the Sales Agents, the Forward Sellers and the Forward Purchasers, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Sales Agents, the Forward Sellers and the Forward Purchasers, shall have been entered into by the Company, Operating Company or any of their subsidiaries.

(c) The Company shall furnish to the Sales Agents, the Forward Sellers and the Forward Purchasers, at every date specified in Section 4(r), opinions of Company Counsel, addressed to the Sales Agents, the Forward Sellers and the Forward Purchasers, and dated as of such date, to the effect set forth in Exhibits B and C. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Sales Agents, the Forward Sellers and the Forward Purchasers with a letter to the effect that each Sales Agent, each Forward Seller and each Forward Purchaser may rely on a prior opinion delivered under this Section 6(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

In rendering such opinion, such counsel may rely, as to matters governed by laws other than the corporate laws of the State of Delaware or federal laws, on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Sales Agents, the Forward Sellers and the Forward Purchasers are justified in relying on such other counsel and such other counsel shall indicate that the Sales Agents, the Forward Sellers and the Forward Purchasers may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company, the Operating Company and public officials so long as such counsel states that they have no reason to believe that either the Sales

Agents, the Forward Sellers and the Forward Purchasers or they are not justified in relying on such certificates. In addition to the matters set forth above, the opinion of Company Counsel shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (a) the Registration Statement, as of the time of its effectiveness for purposes of Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of the date of the Prospectus Supplement and as of the date of the opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (c) the Basic Prospectus, as of its date, the date of this Agreement and as of the date of the opinion, in each case together with the Permitted Free Writing Prospectus identified on Schedule A hereto and with the information relating to the public offering price of the Shares as set forth on the cover page of the Prospectus, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Company Counsel may state that this statement is based upon the procedures set forth or incorporated by reference therein, but is without independent check and verification.

(d) At the dates specified in Section 4(v), the Sales Agents and the Forward Sellers shall have received from Ernst & Young letters dated the date of delivery thereof and addressed to the Sales Agents and the Forward Sellers in form and substance satisfactory to the Sales Agents and the Forward Sellers.

(e) Each of the Company and the Operating Company shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers, at every date specified in Section 4(r) (each, a “Certificate Date”), a certificate signed by any two of its following representatives: the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the President, the Corporate Secretary or any Vice President (or such other authorized officers) of the Company or the Operating Company, as may be acceptable, to the Sales Agents, the Forward Sellers and the Forward Purchasers) to the effect that (i) the representations and warranties of the Company and the Operating Company, as applicable, as set forth in this Agreement and the related Master Forward Confirmation are true and correct as of the Certificate Date; (ii) each of the Company and the Operating Company, as applicable, has performed such of its obligations under this Agreement as are to be performed at or before each such Certificate Date; (iii) the Shares and the Confirmation Shares have been duly and validly authorized by the Company, (iv) all corporate action required to be taken for the offer, sale and delivery of the Shares and the Confirmation Shares has been validly and sufficiently taken; (v) the Company’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action; (v) the specified number in such certificate is the number of shares of Common Stock reserved for issuance by the Company and listed, subject to notice of issuance, on the NYSE in connection with the Transactions less (1) any shares of Common Stock issued in connection with an Issuance hereunder and (2) the aggregate Capped Number under all Forward Contracts (such number, as updated from time to time immediately following any Issuance or Forward, the “Remaining Number of Shares”); and (vi) the conditions set forth in Section 6(a) and 6(b) have been met.

(f) The Sales Agents, the Forward Sellers and the Forward Purchasers shall have received, at every date specified in Section 4(u), the favorable opinion of Sidley Austin LLP, counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers, dated as of such date, and in form and substance satisfactory to the Sales Agents, the Forward Sellers and the Forward

Purchasers. In rendering such opinion, such counsel may rely, as to matters governed by the laws of states other than the corporate laws of the State of Delaware or federal laws, on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Sales Agents, the Forward Sellers and the Forward Purchasers are justified in relying on such other counsel and such other counsel shall indicate that the Sales Agents, the Forward Sellers and the Forward Purchasers may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials.

(g) The Sales Agents, the Forward Sellers and the Forward Purchasers shall have received, at every date specified in Section 4(t), a certificate of an authorized officer of the Company as may be acceptable to the Sales Agents, the Forward Sellers and the Forward Purchasers, dated as of such date, and in form and substance satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers.

(h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(i) The Shares and a number of shares of Common Stock at least equal to the number of Issuance Shares in such Transaction Notice, or, in the case of a Forward Contract, the Capped Number shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Transaction Date or Settlement Date, as applicable.

(j) In no event may the Company issue a Transaction Notice that relates to an “Issuance” unless the number of Issuance Shares specified in such Transaction Notice is less than the Available Authorized Capital and the Remaining Number of Shares as of the date of delivery of such Transaction Notice, and in no event may the Company issue a Transaction Notice that relates to a “Forward” unless the Capped Number set forth in the Forward Contract to be entered into in connection with such Transaction Notice is less than the Available Authorized Capital and the Remaining Number of Shares as of the date of delivery of such Transaction Notice.

SECTION 7. Indemnification and Contribution.

(a) The Company and the Operating Company, jointly and severally, agree to indemnify, defend and hold harmless the Sales Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates, directors, officers, employees and agents and any person who controls a Sales Agent, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, a Sales Agent, a Forward Seller or a Forward Purchaser or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company or the Operating Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of a Sales Agent or a Forward Seller, as the case may be, to the Company or the Operating Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company or the Operating Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of a Sales Agent or a Forward Seller, as the case may be, to the Company or the Operating Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; it being understood and agreed upon that such information as of the date hereof shall consist solely of the legal name of each of the Sales Agents and the Forward Sellers under the caption “Plan of Distribution” in the Prospectus Supplement dated the date hereof.

If any action, suit, proceeding or investigation (together, a “Proceeding”) is brought against a Sales Agent, a Forward Seller or a Forward Purchaser or any such person in respect of which indemnity may be sought against the Company or the Operating Company pursuant to the foregoing paragraph, such Sales Agent, such Forward Seller or such Forward Purchaser or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company or the Operating Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Operating Company shall not relieve the Company or the Operating Company from any liability which the Company or the Operating Company may have to such Sales Agent, such Forward Seller or such Forward Purchaser or any such person or otherwise except to the extent the Company or the Operating Company was materially prejudiced by such omission. Such Sales Agent, such Forward Seller or such Forward Purchaser or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Sales Agent, such Forward Seller or such Forward Purchaser or of such person unless the employment of such counsel shall have been authorized in writing by the Company and the Operating Company in connection with the defense of such Proceeding or neither the Company nor the Operating Company shall have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Operating Company (in which case neither the Company nor the Operating Company shall have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Operating Company, and paid as incurred (it being understood, however, that neither the Company nor the Operating Company shall be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Company nor the Operating Company shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, and the Operating Company, the Company and the Operating Company, jointly and severally, agree to indemnify and hold harmless such Sales Agent, such Forward Seller or such Forward Purchaser, as the case may be, and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company or the Operating Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company and the Operating Company, jointly and severally, agree that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company or the Operating Company of the aforesaid request, (ii) neither the Company nor the Operating Company shall have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. Neither the Company nor the Operating Company shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each of the Sales Agents and the Forward Sellers, severally and not jointly, agrees to indemnify, defend and hold harmless each of the Company, the Operating Company, the Company’s directors and officers and any person who controls the Company or the Operating Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and, in conformity with information furnished in writing by or on behalf of a Sales Agent or a Forward Seller to the Company or the Operating Company expressly for use with reference to such Sales Agent or such Forward Seller in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company or the Operating Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of a Sales Agent or a Forward Seller to the Company or the Operating Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; it being understood and agreed upon that such information as of the date hereof shall consist solely of the legal name of each of the Sales Agents and the Forward Sellers under the caption “Plan of Distribution” in the Prospectus Supplement dated the date hereof.

If any Proceeding is brought against the Company, the Operating Company or any such person in respect of which indemnity may be sought against a Sales Agent or a Forward Seller pursuant to the foregoing paragraph, the Company, the Operating Company or such person shall promptly notify such Sales Agent or a Forward Seller, as the case may be, in writing of the institution of such Proceeding and such Sales Agent or such Forward Seller, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Sales Agent or such Forward Seller, as the case may be, shall not relieve such Sales Agent or such Forward Seller, as the case may be, from any liability which such Sales Agent or such Forward Seller, as the case may be, may have to the Company, the Operating Company or any such person or otherwise. The Company, the Operating Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Company or such person unless the employment of such counsel shall have been authorized in writing by such Sales Agent or such Forward Seller, as the case may be, in connection with the defense of such Proceeding or such Sales Agent or such Forward Seller, as the case may be, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Sales Agent or such Forward Seller, as the case may be (in which case such Sales Agent or such Forward Seller, as the case may be, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Sales Agent or such Forward Seller, as the case may be, may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Sales Agent or such Forward Seller, as the case may be), in any of which events such fees and expenses shall be borne by such Sales Agent or such Forward Seller, as the case may be, and paid as incurred (it being understood, however, that such Sales Agent or such Forward Seller, as the case may be, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Such Sales Agent or such Forward Seller, as the case may be, shall not be liable for any settlement of any such Proceeding effected without the written consent of such Sales Agent or such Forward Seller, as the case may be, but if settled with the written consent of such Sales Agent or such Forward Seller, as the case may be, such Sales Agent or such Forward Seller, as the case may be, agrees to indemnify and hold harmless the Company, the Operating Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested such Sales Agent or such Forward Seller, as the case may be, to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Sales Agent or such Forward Seller, as the case may be, agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Sales Agent or such Forward Seller, as the case may be, of the aforesaid request, (ii) such Sales Agent or such Forward Seller, as the case may be, shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given such Sales Agent or such Forward Seller, as the case may be, at least 30 days’ prior notice of its intention to settle. Such Sales Agent or such Forward Seller, as the case may be, shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Sections 7(a) and 7(b) or is insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Operating Company, on the one hand, and the applicable Sales Agent, Forward Seller or Forward Purchaser, as the case may be, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Operating Company, on the one hand, and of the applicable Sales Agent, Forward Seller or Forward Purchaser, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.

The relative benefits received by the Company or the Operating Company, on the one hand, and the applicable Sales Agent, Forward Seller or Forward Purchaser, as the case may be, on the other, shall be deemed to be in the same respective proportions as (i) in the case of the Company, (A) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, or (B) the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Price for such Issuance, as applicable, (ii) in the case of the applicable Sales Agent, the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Selling Commission for such Issuance, (iii) in the case of the applicable Forward Seller, the Actual Sold Forward Amount for the applicable Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (iv) in the case of the applicable Forward Purchaser, the net Spread (as such term is defined in the related Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for the applicable Forward Contract(s) executed in connection with this Agreement. The relative fault of the Company or the Operating Company, on the one hand, and of the applicable Sales Agent, Forward Seller or Forward Purchaser, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Operating Company or by applicable Sales Agent, Forward Seller or Forward Purchaser, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this Section 6(c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Operating Company, the Sales Agents and the Forward Sellers agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in Section 6(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, (i) neither the Sales Agents nor the Forward Sellers shall in any event be required to contribute any amount in excess of the aggregate Issuance Selling Commissions or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement and (ii) the Forward Purchasers shall in no event be required to contribute any amount in excess of the net Spread (as such term is defined in the related Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each affiliate, director, officer, employee and agent of the Sales Agents, the Forward Sellers or the Forward Purchasers and each person, if any, who controls the Sales Agents, the Forward Sellers or the Forward Purchasers, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Sales Agents, the Forward Sellers or the Forward Purchasers, as the case may be, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Company with the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Company.

(e) Each of the Company, the Operating Company, the Sales Agents and the Forward Sellers agrees promptly to notify each other, to the extent legally permitted to do so, of the commencement of any Proceeding against it and, in the case of the Company or the Operating Company, against any of the Company’s officers or directors, as the case may be, in connection with the offer and sale of the Shares, or in connection with the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company and the Operating Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Sales Agents, the Forward Sellers or the Forward Purchasers, as the case may be, their respective affiliates, directors, officers, employees and agents or any person (including each affiliate, director, officer, employee and agent of such person) who controls the Sales Agents, the Forward Sellers or the Forward Purchasers, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Operating Company, the Company’s directors or officers or any person who controls the Company or the Operating Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Sales Agents or the Forward Sellers, as the case may be, for the Company, then Section 4(x) shall remain in full force and effect, (ii) with respect to any pending sale, through the Sales Agents or the Forward Sellers, as the case may be, for the Company, the obligations of the Company or the Operating Company, including in respect of compensation of the Sales Agents or the Forward Sellers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 18 and 20 shall remain in full force and effect notwithstanding such termination.

(b) Each of the Sales Agents, the Forward Sellers and the Forward Purchasers shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares through it in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 18 and 20 shall remain in full force and effect notwithstanding such termination. Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the offer and sale of Shares through the Sales Agents and the Forward Sellers pursuant to this Agreement having an aggregate dollar value equal to the Maximum Amount.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(a) or 9(b) or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any of the Sales Agents, any of the Forward Sellers, any of the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Sections 3(a)(iii) and 3(a)(iv).

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement and any Master Forward Confirmation shall be in writing and delivered by hand, overnight courier, mail, email or facsimile.

(a) Notices to the Sales Agents or the Forward Sellers shall be sufficient in all respects if delivered or sent to the addresses listed on Annex II.

(b) Notices to the Forward Purchasers shall be sufficient in all respects if delivered or sent to the addresses listed on Annex III.

(c) Notices to the Company or to the Operating Company shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615, or via fax at (419) 247-2826, Attention: Matthew McQueen, Executive Vice President – General Counsel and Corporate Secretary.

Each party to this Agreement and/or a Forward Contract, as the case may be, may change such address for notices by sending to the parties to this Agreement and/or a Forward Contract, as the case may be, written notice of a new address for such purpose.

SECTION 11. Parties at Interest. This Agreement and the Forward Contracts have been and are made solely for the benefit of the Sales Agents, the Forward Sellers, the Forward Purchasers, the Company and the Operating Company and, to the extent provided in Section 7, the controlling persons, affiliates, directors, officers, employees and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Sales Agents, the Forward Sellers and the Forward Purchasers) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Company and the Operating Company hereby acknowledges that each of the Sales Agents, the Forward Sellers and the Forward Purchasers is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the transactions contemplated hereby or the Forward Contracts) and owes the Company and the Operating Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any. Each of the Company and the Operating Company further acknowledges that each of the Sales Agents, the Forward Sellers and the Forward Purchasers is acting pursuant to a contractual relationship created solely by this Agreement and/or a Forward Contract, each entered into on an arm’s length basis, and that the Sales Agents, the Forward Sellers and the Forward Purchasers may have interests that differ from the Company and the Operating Company, and in no event do the parties intend that any of the Sales Agents, the Forward Sellers or the Forward Purchasers act or be responsible as a fiduciary to the Company or the Operating Company, or their management, stockholders or creditors or any other person in connection with any activity that the Sales Agents, the Forward Sellers and the Forward Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Company’s or the Operating Company’s securities, either before or after the date hereof. The transactions contemplated hereby and/or pursuant to a Forward Contract do not constitute a recommendation, investment advice, or solicitation of any action by the Sales Agents, the Forward Sellers or the Forward Purchasers. The Sales Agents, the Forward Sellers and the Forward Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company and the Operating Company, either in connection with the transactions contemplated by this Agreement, a Forward Contract or any matters leading up to such transactions, and each of the Company and the Operating Company hereby confirms its understanding and agreement to that effect. The Company and the Operating Company, the Sales Agents and the Forward Sellers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Sales Agents, the Forward Sellers or the Forward Purchasers, as the case may be, to the Company and the Operating Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s and the Operating Company’s securities, do not constitute recommendations or investment advice or solicitation of any action by the Sales Agents, the Forward Sellers or the Forward Purchasers. Each of the Company and the Operating Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Operating Company may have against the Sales Agents, the Forward Sellers and the Forward Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company and/or the Operating Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. The Sales Agents, the Forward Sellers and the Forward Purchasers have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Shares to the Company, the Operating Company or any other entity or natural person.

SECTION 13. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 14. Entire Agreement. This Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 15. Amendments and Waivers. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced.

SECTION 16. Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that a Sales Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined herein), the transfer from such Sales Agent, such Forward Seller or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that a Sales Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined herein) of such Sales Agent, such Forward Seller or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined herein) under this Agreement that may be exercised against such Sales Agent, such Forward Seller or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 18. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 19. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 20. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each of the Company and the Operating Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Sales Agents, the Forward Sellers and the Company and the Operating Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Operating Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Company and may be enforced in any other courts to the jurisdiction of which each of the Company and the Operating Company is or may be subject, by suit upon such judgment.

SECTION 21. Successors and Assigns.

(a) This Agreement shall be binding upon the Sales Agents, the Forward Sellers, the Company, the Operating Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Operating Company’s, a Sales Agent’s and a Forward Seller’s respective businesses and/or assets. The parties hereby agree that each Sales Agent may, without notice to the Company or the Operating Company, assign its rights and obligations under this Agreement to any other registered broker-dealer to which all or substantially all of such Sales Agent’s investment banking or related business may be transferred following the date of this Agreement.

(b) In the event that an entity acting as Forward Purchaser (the “Previous Forward Purchaser”) is replaced as a party hereunder by its affiliate (the “New Forward Purchaser”), then, from the date of such transfer/assignment, the New Forward Purchaser shall for all purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company, the Operating Company, the Sales Agents, the Forward Sellers and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the parties hereto. Alternatively, the execution of this Agreement by the Company and the Operating Company, and its acceptance by or on behalf of the Sales Agents, the Forward Sellers and the Forward Purchasers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours, WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Executive Vice President – General Counsel & Corporate Secretary

WELLTOWER OP LLC

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	President

ACCEPTED as of the date first above written BOFA SECURITIES, INC.
In its capacity as Sales Agent and Forward Seller

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Managing Director
ACCEPTED as of the date first above written BANK OF AMERICA, N.A.
As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

ACCEPTED as of the date first above written BMO CAPITAL MARKETS CORP.
In its capacity as Sales Agent and Forward Seller

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets
ACCEPTED as of the date first above written BANK OF MONTREAL
As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Markets

ACCEPTED as of the date first above written

BNP PARIBAS SECURITIES CORP.

In its capacity as Sales Agent and Forward Seller

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

ACCEPTED as of the date first above written

BNP PARIBAS

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

By:	/s/ Spencer Cherniak
Name: Spencer Cherniak
Title: Managing Director

ACCEPTED as of the date first above written BNY MELLON CAPITAL MARKETS, LLC In its capacity as Sales Agent and Forward Seller
By:	/s/ Dan Klinger
Name: Dan Klinger
Title: MD

By:	/s/ JC Mas
Name: JC Mas
Title: MD

ACCEPTED as of the date

first above written

THE BANK OF NEW YORK MELLON

As Forward Purchaser, solely as

the recipient and/or beneficiary of certain

representations, warranties, covenants and
indemnities set forth in this Agreement

By:	/s/ Robert Lynch
Name: Robert Lynch
Title: MD

By:	/s/ Timothy Comerford
Name: Timothy Comerford
Title: Director

ACCEPTED as of the date first above written

BOK FINANCIAL SECURITIES, INC.

In its capacity as Sales Agent

By:	/s/ Jeff Edwards
Name: Jeff Edwards
Title: VP

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

In its capacity as Sales Agent and Forward Seller

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

ACCEPTED as of the date first above written

BARCLAYS BANK PLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

ACCEPTED as of the date first above written

CAPITAL ONE SECURITIES, INC.

In its capacity as Sales Agent

By:	/s/ Phil Winiecki
Name: Phil Winiecki
Title: Managing Director

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

In its capacity as Sales Agent and Forward Seller

By:	/s/ Gary Lawrence
Name: Gary Lawrence
Title: Authorized Signatory

ACCEPTED as of the date first above written

CITIBANK, N.A.

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

ACCEPTED as of the date first above written

CITIZENS JMP SECURITIES, LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Eric Clark
Name: Eric Clark
Title: Managing Director

ACCEPTED as of the date first above written

CITIZENS JMP SECURITIES, LLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Eric Clark
Name: Eric Clark
Title: Managing Director

ACCEPTED as of the date first above written

CREDIT AGRICOLE SECURITIES (USA) INC.

In its capacity as Sales Agent and Forward Seller

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

ACCEPTED as of the date first above written

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By: CREDIT AGRICOLE SECURITIES (USA) INC., AS AGENT

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

ACCEPTED as of the date first above written

DEUTSCHE BANK SECURITIES INC.

In its capacity as Sales Agent and Forward Seller

By:	/s/ Kristen Pugno
Name: Kristen Pugno
Title: Director

By:	/s/ Ben Selinger
Name: Ben Selinger
Title: Director

ACCEPTED as of the date first above written

DEUTSCHE BANK AG, LONDON BRANCH

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By: DEUTSCHE BANK SECURITIES INC., AS AGENT

By:	/s/ Graham Orton
Name: Graham Orton
Title: Director

By:	/s/ Natasha Hossain
Name: Natasha Hossain
Title: Director

ACCEPTED as of the date first above written

FIFTH THIRD SECURITIES, INC.

In its capacity as Sales Agent

By:	/s/ Clayton Greene
Name: Clayton Greene
Title: Head of Equity Capital Market

ACCEPTED as of the date first above written

GOLDMAN SACHS & CO. LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

ACCEPTED as of the date first above written

GOLDMAN SACHS & CO. LLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

ACCEPTED as of the date first above written

JEFFERIES LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

ACCEPTED as of the date first above written

JEFFERIES LLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

ACCEPTED as of the date first above written

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

ACCEPTED as of the date first above written

KEYBANC CAPITAL MARKETS INC.

In its capacity as Sales Agent and Forward Seller

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Equity Capital Markets

ACCEPTED as of the date first above written

KEYBANC CAPITAL MARKETS INC.

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Equity Capital Markets

ACCEPTED as of the date first above written

LOOP CAPITAL MARKETS LLC

In its capacity as Sales Agent

By:	/s/ Paul Bonaguro
Name: Paul Bonaguro
Title: Managing Director

ACCEPTED as of the date first above written

MIZUHO SECURITIES USA LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Ivana Rupcic Hulin
Name: Ivana Rupcic Hulin
Title: Managing Director

ACCEPTED as of the date first above written

MIZUHO MARKETS AMERICAS LLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

ACCEPTED as of the date first above written

MORGAN STANLEY & CO. LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Managing Director

ACCEPTED as of the date first above written

MORGAN STANLEY & CO. LLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Managing Director

ACCEPTED as of the date first above written

MUFG SECURITIES AMERICAS INC.

In its capacity as Sales Agent and Forward Seller

By:	/s/ Dev Gandhi
Name: Dev Gandhi
Title: Managing Director

ACCEPTED as of the date first above written

MUFG SECURITIES EMEA PLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorised Signatory

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Christopher Allred
Name: Christopher Allred
Title: Managing Director

ACCEPTED as of the date first above written

ROYAL BANK OF CANADA

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

ACCEPTED as of the date first above written

REGIONS SECURITIES LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

ACCEPTED as of the date first above written

REGIONS SECURITIES LLC

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

ACCEPTED as of the date first above written

ROBERT W. BAIRD & CO. INCORPORATED

In its capacity as Sales Agent and Forward Seller

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

ACCEPTED as of the date first above written

ROBERT W. BAIRD & CO. INCORPORATED

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

ACCEPTED as of the date first above written

SCOTIA CAPITAL (USA) INC.

In its capacity as Sales Agent and Forward Seller

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

ACCEPTED as of the date first above written

THE BANK OF NOVA SCOTIA

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Kshamta Kaushik
Name: Kshamta Kaushik
Title: Managing Director

ACCEPTED as of the date first above written

SYNOVUS SECURITIES, INC.

In its capacity as Sales Agent

By:	/s/ Wes Baker
Name: Wes Baker
Title: Investment Banker

ACCEPTED as of the date first above written

TD SECURITIES (USA) LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

ACCEPTED as of the date first above written

THE TORONTO-DOMINION BANK

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

ACCEPTED as of the date first above written

TRUIST SECURITIES, INC.

In its capacity as Sales Agent and Forward Seller

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

ACCEPTED as of the date first above written

TRUIST BANK

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ J. West Riggs
Name: J. West Riggs
Title: Managing Director

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

In its capacity as Sales Agent and Forward Seller

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

ACCEPTED as of the date first above written

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

EXHIBIT A

TRANSACTION NOTICE

[DATE]

[Bank Name]

[Address]

Reference is made to the Equity Distribution Agreement among Welltower Inc. (the “Company”), Welltower OP LLC, the Sales Agents, the Forward Sellers and the Forward Purchasers, dated as of February 15, 2024 (the “Equity Distribution Agreement”). Capitalized terms used in this Transaction Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Transaction Notice relates to [an “Issuance”](1) [a “Forward”](2). The Company confirms that all conditions to the delivery of this Transaction Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.](3)

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the related Master Forward Confirmation](4) is true and correct on the date hereof, and that the Prospectus and any applicable Permitted Free Writing Prospectus, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Effective Date of Delivery of Transaction Notice (determined pursuant to Section 3(c)(ii) of the Equity Distribution Agreement):

Number of Days in [Issuance](5) [Forward Hedge](6) Selling Period:

First Date of [Issuance](7) [Forward Hedge](8) Selling Period:

[Issuance](9) [Forward Hedge](10) Amount: $

[Forward Hedge Selling Commission Rate: %](11)

[Spread: %](12)

[Initial Stock Loan Rate: %](13)

[Maximum Stock Loan Rate: % ](14)

[Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$](15)

Regular Dividend Amounts:

[For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$[ ]](16)
[For any calendar quarter ending after [December 31, 20[ ]:	$[ ]](17)

[Term: [Days][Months]](18):

Floor Price (Adjustable by Company during the [Issuance](19) [Forward Hedge](20) Selling Period, and in no event less than $1.00 per share): $ per share

Exhibit A - 1

(1)	Insert for a Transaction Notice that relates to an “Issuance.” Up to 20 consecutive Trading Days.
(2)	Insert for a Transaction Notice that relates to a “Forward.”
(3)	Insert for a Transaction Notice that relates to a “Forward.”
(4)	Insert for a Transaction Notice that relates to a “Forward.”
(5)	Insert for a Transaction Notice that relates to an “Issuance.”
(6)	Insert for a Transaction Notice that relates to a “Forward.”
(7)	Insert for a Transaction Notice that relates to an “Issuance.”
(8)	Insert for a Transaction Notice that relates to a “Forward.”
(9)	Insert for a Transaction Notice that relates to an “Issuance.”
(10)	Insert for a Transaction Notice that relates to a “Forward.”
(11)	Insert for a Transaction Notice that relates to a “Forward.”
(12)	Insert for a Transaction Notice that relates to a “Forward.”
(13)	Insert for a Transaction Notice that relates to a “Forward.”
(14)	Insert for a Transaction Notice that relates to a “Forward.”
(15)	Insert for a Transaction Notice that relates to a “Forward.”
(16)	Insert for a Transaction Notice that relates to a “Forward.”
(17)	Insert for a Transaction Notice that relates to a “Forward.”
(18)	Insert for a Transaction Notice that relates to a “Forward.”
(19)	Insert for a Transaction Notice that relates to an “Issuance.”
(20)	Insert for a Transaction Notice that relates to a “Forward.”

Very truly yours,
WELLTOWER INC.

By:
Name:
Title:

ACCEPTED as of the date first above written
[SALES AGENT][FORWARD SELLER]

By:
Name:
Title:

[[FORWARD PURCHASER]

By:
Name:
Title: ]

Exhibit A - 2

EXHIBIT B

1. Each of the Company and the Operating Company is a validly existing corporation and limited liability company, respectively, in good standing under the laws of the State of Delaware, with corporate power and authority or limited liability power and authority, as applicable, to own its properties and conduct their respective businesses as described in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.

2. Each subsidiary listed on Annex B is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of formation as set forth opposite its name on Annex B.

3. The Company has an authorized capitalization as set forth in the Prospectus. The Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable in connection with any Forward Contract (the “Confirmation Shares”) have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the applicable Forward Contract, will be validly issued, fully paid and nonassessable.

4. Each of the Company and the Operating Company has all requisite corporate power or limited liability company power, as applicable, to execute and deliver the Distribution Agreement and to perform its obligations thereunder. The Company has all requisite corporate power to execute and deliver the Master Forward Confirmations and each Supplemental Confirmation executed in connection with the Master Forward Confirmations, and to perform its obligations thereunder. The execution and delivery by the Company and the Operating Company of the Distribution Agreement and by the Company of the Master Forward Confirmations and the Supplemental Confirmations executed in connection with the Master Forward Confirmations have been duly authorized by all necessary corporate and limited liability company action. The Distribution Agreement has been duly executed and delivered by the Company and the Operating Company, and the Master Forward Confirmations (assuming that they were entered into on the date hereof) have been duly executed and delivered by the Company.

5. The execution and delivery by the Company and the Operating Company of the Distribution Agreement, and by the Company of the Master Forward Confirmations and each Supplemental Confirmation executed in connection with the Master Forward Confirmation (assuming that such Forward Contracts were entered into on the date hereof), and the consummation of the transactions therein contemplated, including the issuance and sale of the Shares and the Confirmation Shares and the performance by the Company and the Operating Company of their obligations under the Distribution Agreement, and the Company of its obligations under each Master Forward Confirmation and each Supplemental Confirmation executed in connection with the Master Forward Confirmation, as applicable:

(i) do not and will not violate the Certificate of Incorporation or By-Laws or other constitutive documents of the Company or the Operating Company, as applicable;

(ii) based solely upon review of such agreements, do not and will not result in a breach or default under any agreement to which the Company or the Operating Company is a party that is identified as material to the Company and its subsidiaries taken as a whole, which agreements are listed on Annex C;

Exhibit B - 1

(iii) do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Company or the Operating Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Distribution Agreement, (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or (C) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Securities Act of 1933, as amended (the “Securities Act”), except for such filings or approvals as already have been made or obtained.

6. Insofar as the statements in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus under the captions “Descriptions of our Capital Stock—Common Stock” purport to summarize the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Securities Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses. The Shares and the Confirmation Shares conform in all material respects to the description thereof contained in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.

7. The Company is not and, after giving effect to the sale of the Shares and the Confirmation Shares and the use of proceeds therefrom as described in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph (7), the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

Exhibit B - 2

EXHIBIT C

(a) The Predecessor was organized and operated in conformity with the requirements for qualification and taxation as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2011 through December 31, 2023;

(b) The Company’s organization and current and proposed method of operations, if continued, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024 and each taxable year thereafter; and

(c) The discussion contained under the caption “Taxation” in the Company’s Annual Report on Form 10-K to the extent it constitutes matters of U.S. federal income tax law or legal conclusions relating thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly and accurately summarizes in all material respects the matters set forth therein.

Exhibit C - 1

SCHEDULE A

Permitted Free Writing Prospectuses

None.

Schedule A - 1

SCHEDULE B

Sales Agent Compensation

The compensation to a Sales Agent, as an agent of the Company, for the sale of the shares shall not exceed 1.50% of the Sales Price of Issuance Shares sold during a Selling Period.

Schedule B - 1

SCHEDULE C

Form of Master Forward Confirmation

To:	Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

From:	[DEALER]

Re:	Issuer Share Forward Sale Transactions

Date:	[*], 20[*]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [Dealer] (“Dealer”) and Welltower Inc. (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement, dated as of February 15, 2024, as may be amended and/or supplemented from time to time (the “Equity Distribution Agreement”), between Dealer, Counterparty and the other parties thereto, on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer and Counterparty with a “Threshold Amount” in respect of Dealer of 3% of the [stockholders’][members’] equity of [Dealer][*]1 and a “Threshold Amount” in respect of Counterparty of USD150,000,000; provided that (x) the words “, or

[1]	Insert name of dealer’s parent

Schedule C - 1

becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”.

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction (or if the Forward Hedge Selling Period is a single Trading Day, such Trading Day).

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied.

Schedule C - 2

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the earlier of (i) the date that follows the Trade Date for such Transaction by the number of days or months set forth in the Transaction Notice (as defined in the Equity Distribution Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date the Number of Shares is reduced to zero.

Shares:	The shares of common stock, par value USD1.00 per Share, of Counterparty (Ticker: “WELL”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any calendar day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Schedule C - 3

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment, including without limitation for any Forward Price Reduction Amount corresponding to any Forward Price Reduction Date occurring prior to the Effective Date.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Equity Distribution Agreement) per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold by Dealer (or its agent or affiliate) on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares related to such Sales Price are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Funding Rate:	For any day, the rate set forth for the Currency Business Day immediately preceding such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the page “OBFR01” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Schedule C - 4

Forward Price Reduction Dates:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Date” in the Transaction Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date in the Supplemental Confirmation for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Valuation Disruption:	If Cash Settlement or Net Share Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the

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Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 45th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the

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number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is

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not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty or any terms or commitments applicable to Counterparty under any financial assistance, relief, program or facility established under such applicable law (including in each case in respect of restrictions on Counterparty directly or indirectly purchasing Shares), or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A)  to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

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(B)  to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

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Physical Settlement:

Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount in USD equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

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Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement of any Transaction, subject to “Valuation Disruption” above, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

Settlement Price:	For any Cash Settlement or Net Share Settlement of any Transaction, subject to “Valuation Disruption” above, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable commission, determined by the Calculation Agent, related to Dealer’s purchase of Shares in connection with the unwind of its commercially reasonable hedge position, which in no event will exceed USD0.03.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the New York 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “WELL <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), (such trades, “Rule 10b-18 eligible transactions”).

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Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner, with such prices reflecting the prevailing market prices of the Shares. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

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Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amount” in the Transaction Notice for such Transaction and for such calendar quarter (or, if no such amount is specified, zero), as specified in the Supplemental Confirmation for such Transaction. For the avoidance of doubt, the terms of such Transaction shall not be adjusted for the Regular Dividend Amount.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

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Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

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Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining, adjusting or reestablishing its commercially reasonable hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable. For the avoidance of doubt, for each Transaction, Increased Cost of Stock Borrow shall apply from the beginning of the Forward Hedge Selling Period for such Transaction.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof. For the avoidance of doubt, for each Transaction, Loss of Stock Borrow shall apply from the beginning of the Forward Hedge Selling Period for such Transaction.

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Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory

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Ownership Position on any day during the term of such Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

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Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what holders of the Shares receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity

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Definitions, as applicable, or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable costs or expenses incurred by Dealer in relation to its commercially reasonable hedge position as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges, obligations and remedies of Dealer under any Transaction, in whole or in part, to (i) an affiliate of Dealer whose obligation is guaranteed by Dealer or Dealer’s [ultimate] parent or (ii) an affiliate with credit quality equivalent to the higher of Dealer or Dealer’s [ultimate] parent without the consent of Counterparty; provided that no Event of Default or Potential Event of Default shall have occurred with respect to either party solely

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as a result of such assignment, transfer or set over. Subsequent to such assignment, transfer or set over, Counterparty will neither, as a result of such assignment, transfer or set over, (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, except to the extent that such additional amounts were payable to the assignor, transferor or other recipient of rights, title and interest, powers, privileges, obligations and remedies immediately before the assignment, transfer or set over, nor (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, except to the extent that such additional amounts were not payable by the assignor, transferor or other recipient of rights, title and interest, powers, privileges, obligations and remedies immediately before the assignment, transfer or set over. In addition, the Dealer shall indemnify Counterparty for any transfer tax imposed as a result of such transfer or assignment.

Notwithstanding anything to the contrary in the Agreement, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction hereunder and any such designee may assume such obligations without the written consent of Counterparty. Dealer shall be discharged of its obligations to Counterparty solely to the extent of any such performance. For the avoidance of doubt, Dealer hereby acknowledges that notwithstanding any such designation hereunder, to the extent any of Dealer’s obligations in respect of any Transaction are not completed by its designee, Dealer shall be obligated to continue to perform or to cause any other of its designees to perform in respect of such obligations.

Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by

Schedule C - 20

Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that Dealer reasonably believes is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment/Delivery Instructions:	To be provided by Counterparty

Dealer Payment/Delivery Instructions:	To be provided by Dealer

The Office of Counterparty for the Transaction is:	Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is:	[New York][Toronto][Charlotte][Cleveland][*]

Counterparty’s Contact Details for Purpose of Giving Notice:	As specified in the Supplemental Confirmation for such Transaction.

Dealer’s Contact Details for Purpose of Giving Notice:	As specified in the Supplemental Confirmation for such Transaction.

3. Effectiveness.

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the following conditions:

(a)

the representations and warranties of Counterparty contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto, by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date;

(b)	Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c)	all of the conditions set forth in Section 6 of the Equity Distribution Agreement shall have been satisfied;

(d)	the Forward Date (as defined in the Equity Distribution Agreement) shall have occurred as provided in the Equity Distribution Agreement;

Schedule C - 21

(e)	all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(f)

Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g)

Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any Settlement Date (as defined in the Equity Distribution Agreement), in connection with establishing its commercially reasonable hedge position in respect of such Transaction, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Settlement Date or (y) in Dealer’s commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5. Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 2 of the Equity Distribution Agreement are true and correct as of the date hereof, each Forward Date (as defined in the Equity Distribution Agreement), each Trade Date for any Transaction and each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 2 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

Schedule C - 22

(a)

without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)

it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by physical settlement, net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c)

it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d)

it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)

neither it nor any of its officers, directors, managers or similar persons is aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; it agrees to act in good faith with respect to this Master Confirmation, each Supplemental Confirmation and the Agreement; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f)

as of the date hereof and the Trade Date for each Transaction no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;

Schedule C - 23

(g)

as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(h)

it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)

as of the date hereof and the Trade Date for each Transaction it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

(j)

IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6. Additional Covenants of Counterparty.

(a)

Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b)

Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty

Schedule C - 24

acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c)

Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)

Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e)

Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)

Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

Schedule C - 25

(g)

Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; and (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv). For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h)

Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer following the delivery by Counterparty to Dealer of a Transaction Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement), to the extent such Supplemental Confirmation is consistent with the Equity Distribution Agreement.

(i)

Counterparty agrees it will not treat ownership positions held by Dealer or any of its affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons as constituting Beneficial Ownership (as such term is defined in Counterparty’s Amended and Restated By-Laws, as may be amended and/or restated from time to time) by Dealer or its affiliates.

7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

Schedule C - 26

8. Additional Provisions.

(a)

Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b)

[Reserved][Dealer represents and warrants to Counterparty that, as of the date hereof and the Trade Date for each Transaction, the obligations of Dealer under this Master Confirmation and the related Supplemental Confirmation are or will be, as the case may be, fully and unconditionally guaranteed by [Dealer’s ultimate parent] as set forth in the [Described where guarantee may be obtained] (the “Dealer Guarantee”). For the avoidance of doubt, the Dealer Guarantee shall not be a Credit Support Document hereunder, and [Dealer’s ultimate parent] shall not be a Credit Support Provider of Dealer hereunder.][2]

(c)	The parties hereto intend for:

(i)

each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)

the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)

any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

[2]	Include for Dealer whose obligations are guaranteed.

Schedule C - 27

(iv)

all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)

any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d)

Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control, (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Issuer’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this Section 8(d), on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares

Schedule C - 28

to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

(e)

The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)

The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)	[Reserved.][3]

(h)	Counterparty acknowledges that:

(i)

during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;

(ii)

Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)

Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv)

any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

[3]	Agency language to be included for Dealers acting through agents.

Schedule C - 29

(v)

each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i)

Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j)

Counterparty and Dealer agree that, upon the delivery of any Transaction Notice relating to a Forward by Counterparty, in respect of the Transaction to which such Transaction Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

9. Tax Matters.

(a)	Tax Representations.

(i)	For the purpose of Section 3(e) of the Agreement, each party makes the following representation:

a.

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or any other payments of interest or penalty charges for late payment) to be made by it to the other party under the Agreement.

Schedule C - 30

b.	In making this representation, a party may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement,

(ii)

the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement;

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)	For the purpose of Section 3(f) of the Agreement:

(A)	Dealer makes the following representation(s):

(i)	[ ]

(B)

Counterparty represents that it is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.

(b)	Document Delivery. For the purpose of Sections 4(a)(i) and 4(a)(ii) of the Agreement:

(i)

Dealer agrees to complete, accurately and in a manner reasonably satisfactory to Counterparty, to execute and to deliver to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 (or any successor form) that eliminates U.S. federal backup withholding tax on payments to Dealer under this Master Agreement and any required attachments thereto or a valid and duly executed U.S. Internal Revenue Service Form W-8IMY, W-8BEN-E or W-8ECI, as applicable (or any successor form) and any required attachments thereto (i) upon execution of this Master Confirmation, (ii) promptly upon reasonable demand by Counterparty and (iii) promptly upon learning that the information on any such Form W-9, W-8IMY, W-8BEN-E or W-8ECI, as applicable (or any successor thereto) previously provided by Dealer has become inaccurate or incorrect.

Schedule C - 31

(ii)

Counterparty agrees to complete, accurately and in a manner reasonably satisfactory to Dealer, to execute and to deliver to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9 (or any successor form) that eliminates U.S. federal backup withholding tax on payments to Counterparty under this Master Agreement and any required attachments thereto (i) upon execution of this Master Confirmation, (ii) promptly upon reasonable demand by Dealer and (iii) promptly upon learning that the information on any such Form W-9 (or any successor thereto) previously provided by Counterparty has become inaccurate or incorrect.

(iii)

Counterparty and Dealer agree to deliver any other form or document, accurately completed and in a manner reasonably satisfactory to the other party, that may be required or reasonably requested in order to allow the other party to make a payment under this Master Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate promptly upon the reasonable demand of such other party.

(c)

Withholding Tax Imposed on Payments to Non-US Counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in the preceding paragraph (a) of this Section (Tax Representations) and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code (“FATCA”), or any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of FATCA (a “FATCA Withholding Tax”), or (ii) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law.

(d)

Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “change” in the fourth line thereof: “; provided that if any new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay, for tax reasons, any greater amount and shall not be obliged to accept any lesser amount as a result of such change than would have been the case if such change had not taken place.”

(e)	Tax Documents. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text: “upon the earlier of learning that such form or documents is required or”.

Schedule C - 32

10. Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each affiliate or such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Master Confirmation and any Supplemental Confirmation, the performance by the parties hereto of their respective obligations under the Transactions, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement or the consummation of the transactions contemplated hereby and thereby. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 10 shall survive any termination or completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

11. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction (such number of Shares, the “Threshold Number of Shares”

Schedule C - 33

and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Section 203 of the Delaware General Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Article VI of Counterparty’s Amended and Restated By-Laws, as may be amended and/or restated from time to time) or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

12. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

13. Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6 above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

Schedule C - 34

14. Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer in connection with its hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

15. Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

16. Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

17. Set-Off.

(a)

The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 17.

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 17 shall be effective to create a charge or other security interest. This Section 17 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

Schedule C - 35

(b)

Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy and would be classified as equity according to generally accepted accounting principles in the United States.

18. Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

19. Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

20. Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT A PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.

21. [U.S. Stay Regulations.] To the extent that the QFC Stay Rules (as defined below) are applicable hereto, then the parties agree that the terms of the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) are incorporated into and form a part of this Master Confirmation, and for such purposes this Master Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol. In the event of any inconsistencies between this Master Confirmation and the terms of the Protocol, the Protocol will govern. Terms used in this Section 21 without definition shall have the meanings assigned to them under the Protocol. For purposes of this Section 21, references to “this Master Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this Section 21 shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

Schedule C - 36

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

22. Counterparts.

(a)

This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement.

(b)

Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Master Confirmation by e-mail.

23. Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transactions, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date hereof.

24. Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

25. Other Forward Transactions. Dealer acknowledges that Counterparty has entered (including by assignment) or may enter in the future into one or more substantially identical forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates

Schedule C - 37

a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

Schedule C - 38

Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Schedule C - 39

Agreed and accepted by:

WELLTOWER INC.

By:
Name:
Title:

Schedule C - 40

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 14 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

Schedule C - 41

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

Schedule C - 42

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

From:	[Dealer]

Re:	Issuer Share Forward Sale Transaction

Date:	[ ], 20[ ]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Dealer”) and Welltower Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [ ], 20[ ] (the “Master Confirmation”) between the Contracting Parties, as may be amended and/or supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]

Effective Date:	[ ], 20[ ]

Maturity Date:	[ ], 20[ ]

Number of Shares:	[ ]

Initial Forward Price:	USD [ ]

Spread:	[ . ]%

Volume-Weighted Hedge Price:	USD [ ]

Threshold Price:	USD [ ]

Initial Stock Loan Rate:	[ ] basis points per annum

Maximum Stock Loan Rate:	[ ] basis points per annum

Schedule C - 43

Counterparty’s Contact Details for Purpose of Giving Notice

Name: Matthew McQueen

Title: EVP, General Counsel & Corporate Secretary

Address: Welltower Inc. | 4500 Dorr Street,

Toledo, OH 43615

Email: MMcQueen@welltower.com

Legal Notice Email: legalnotice@welltower.com

Phone: 419-247-2800

Fax: 419-247-2826

Dealer’s Contact Details for Purpose of Giving Notice	[ ]

Schedule C - 44

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[ ], 20[ ]	USD[	]
[ ], 20[ ]	USD[	]
[ ], 20[ ]	USD[	]
[ ], 20[ ]	USD[	]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending on or prior to [December 31, 20[ ]]:	USD[	]
For any calendar quarter ending after [December 31, 20[ ]]:	USD[	]

Yours faithfully,

[DEALER]

By:
Name:
Title:

Schedule C - 45

Agreed and accepted by:

WELLTOWER INC.

By:
Name: Matthew McQueen
Title: Executive Vice President – General Counsel & Corporate Secretary

Schedule C - 46

SCHEDULE D

Forward Hedge Selling Commission Rate

The Forward Hedge Selling Commission Rate means a rate mutually agreed to between the Company and a Forward Seller, not to exceed 1.50%.

Schedule D - 1

ANNEX I

Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036	BofA Securities, Inc. One Bryant Park New York, New York 10036

The Bank of New York Mellon 240 Greenwich Street New York, New York 10286	BNY Mellon Capital Markets, LLC 240 Greenwich Street New York, New York 10286

Barclays Bank PLC 5 The North Colonnade Canary Wharf, London E14 4BB	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario, M4W 1A5, Canada	BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036

BOK Financial Securities, Inc. 499 W. Sheridan Avenue, Suite 2500 Oklahoma City, Oklahoma 73102

BNP Paribas 787 Seventh Avenue New York, New York 10019	BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019

Capital One Securities, Inc. 201 St. Charles Ave, Suite 1830 New Orleans, Louisiana 70170

Citibank, N.A. 390 Greenwich Street New York, New York 10013	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

Citizens JMP Securities, LLC 600 Montgomery Street, Suite 1100 San Francisco, California 94111	Citizens JMP Securities, LLC 600 Montgomery Street, Suite 1100 San Francisco, California 94111

Crédit Agricole Corporate and Investment Bank c/o Credit Agricole Securities (USA) Inc., as Agent 1301 Avenue of the Americas New York, New York 10019	Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019

Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019	Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019

Annex I - 1

Fifth Third Securities, Inc. 424 Church Street Nashville, TN 37219

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Jefferies LLC 520 Madison Avenue New York, New York 10022	Jefferies LLC 520 Madison Avenue New York, New York 10022

JPMorgan Chase Bank, National Association 383 Madison Avenue, 6th Floor New York, New York 10179	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

KeyBanc Capital Markets Inc. 127 Public Square 7th Floor Cleveland, Ohio 44114	KeyBanc Capital Markets Inc. 127 Public Square 7th Floor Cleveland, Ohio 44114

Loop Capital Markets LLC 111 West Jackson Boulevard, Suite 1901 Chicago, Illinois 60604 USA

Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC 1271 Avenue of the Americas New York, NY 10020	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, NY 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ	MUFG Securities Americas Inc. 1221 Avenue of the Americas New York, New York 10020

Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281	RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281

Regions Securities LLC 615 S College St, Suite 600 Charlotte, North Carolina 28202	Regions Securities LLC 615 S College St, Suite 600 Charlotte, North Carolina 28202

Annex I - 2

Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202	Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202

The Bank of Nova Scotia 44 King Street West Central Mail Room Toronto, Ontario, Canada M5H 1H1	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

Synovus Securities, Inc. 800 Shades Creek Parkway, Suite 350 Birmingham, Alabama 35209

The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

As Forward Purchasers	Sales Agents and Forward Sellers

Annex I - 3